Exhibit 7.b


                                IRREVOCABLE PROXY


1. The undersigned, being the holder of the number of shares of common stock of First American Capital Corporation (the "Seller") set forth on the signature page hereto (the "Shares"), pursuant to Section 1.3(c) of the Stock Purchase and Sale Agreement (the "Purchase Agreement") dated October 6, 2006 between Brooke Corporation, a Kansas Corporation ("Buyer") and Seller, hereby irrevocably appoints and constitutes Buyer or its designee (the "Proxy Holder"), as its attorney and proxy to act in its place and stead as to all Shares subject hereto as long as this Irrevocable Proxy is in effect for the sole purpose of voting the Shares in favor of the Approvals (as such term is defined in the Purchase Agreement). The Proxy Holder shall have full power of substitution.

2. In compliance with applicable law, this Irrevocable Proxy is irrevocable and coupled with an interest and executed in consideration of the Purchase Agreement.

3. This Proxy shall terminate upon the earlier of: (i) the filing and effectiveness of the Amendments with the Kansas Secretary of State; (ii) the termination of the Purchase Agreement prior to Closing in accordance with its terms; or (iii) the longest period permitted under the laws applicable to this Irrevocable Proxy. In the event this Irrevocable Proxy shall terminate by operation of law or otherwise prior to the occurrence of the event described in part (i) or (ii) above, then the undersigned agrees to immediately execute and deliver to the Proxy Holder a new proxy substantially similar to this Irrevocable Proxy, so long as the execution and delivery of such new proxy is not prohibited by or in violation of applicable law.

4. In the event of a dispute or controversy arising out of or relating to this Irrevocable Proxy, or performance hereof, the Proxy Holder shall be entitled to act as the undersigned's attorney and proxy to act in its place and stead as to all Shares subject hereto for the purpose of voting the Shares in favor of the Approvals pursuant to this Irrevocable Proxy during the pendency of such dispute. The prevailing party in any litigation or proceeding pertaining to this Irrevocable Proxy shall be entitled to reasonable attorney's fees actually incurred, together with costs of the litigation including expert witness fees, if any.

5. This Irrevocable Proxy may be executed in one or more counterparts, each of which shall constitute an original document, but all of which together shall be one and the same Irrevocable Proxy.

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Printed Name:
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Shares subject to this Irrevocable Proxy:
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AGREED AND ACKNOWLEDGED:

BROOKE CORPORATION

By:
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Printed Name:
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Title:
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